Exhibit 99.2

Telecom Expense

Management Business of

Symphony Teleca Services,

Inc. and Subsidiary

Unaudited Statements of Assets Acquired and Liabilities

Assumed as of June 30, 2012 and December 31, 2011 and

Unaudited Statements of Revenues and Direct Expenses for the

six month periods ended June 30, 2012 and 2011

TELECOM EXPENSE MANAGEMENT BUSINESS OF
SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

TABLE OF CONTENTS

Page

UNAUDITED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AS OF JUNE 30, 2012 AND DECEMBER 31, 2011 AND UNAUDITED STATEMENT OF REVENUES AND DIRECT EXPENSES OF THE TELECOM EXPENSE MANAGEMENT BUSINESS FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2012 AND 2011

Unaudited Statements of Assets Acquired and Liabilities Assumed as of June 30, 2012 and December 31, 2011	1

Unaudited Statements of Revenues and Direct Expenses for the six month periods ended June 30, 2012 and 2011	2

Notes to Unaudited interim Financial Information	3-12

Telecom Expense Management Business of

Symphony Teleca Services, Inc. and Subsidiary

Unaudited Statements of Assets Acquired and Liabilities Assumed

As of June 30, 2012 and December 31, 2011

(In thousands)

	As of	As of
	June 30, 2012	December 31,2011
ASSETS

CURRENT ASSETS:
Accounts receivable, net of allowance for doubtful accounts of $ 491 in 2012 and $ 413 in 2011	$3,697	$2,718
Unbilled revenue	1,328	1,344
Prepaid expenses	64	92
Other current assets	402	402
Total current assets	5,491	4,556

Property and equipment, net	707	793
Goodwill	2,597	2,597
Other non-current asset	—	201
TOTAL ASSETS	$8,795	$8,147

LIABILITIES

CURRENT LIABILITIES:
Accounts payable	$146	$236
Accrued expenses	156	194
Deferred revenue	983	1,065
Total current liabilities	1,285	1,495

Deferred revenue	471	330
Total liabilities assumed	1,756	1,825

COMMITMENTS AND CONTINGENCIES	—	—

NET ASSETS ACQUIRED	$7,039	$6,322

See accompanying notes to unaudited Interim Financial Information.

Telecom Expense Management Business of

Symphony Teleca Services, Inc. and Subsidiary

Unaudited Statements of Revenue and Direct Expenses For The

Six month periods ended June 30, 2012 and 2011

(In thousands)

	For the six month	For the six month
	period ended	period ended
	June 30, 2012	June 30, 2011

REVENUE	$10,611	$9,769

DIRECT EXPENSES:
Cost of revenue	6,924	6,545
Selling, general and administrative expenses	1,993	1,908
Depreciation and amortisation	386	461
Total direct expenses	9,303	8,914

EXCESS OF REVENUE OVER DIRECT EXPENSES	$1,308	$855

See accompanying notes to unaudited Interim Financial Information.

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

1.                      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Background — Symphony Technology Group, LLC (STG), through 3 of its funds, is a majority shareholder of Symphony Teleca Corporation (STC).  Symphony Teleca Services, Inc. (formerly, Symphony Service Corp.) is a wholly-owned subsidiary of STC. Symphony Teleca Services, Inc (the “Company”), was incorporated in Delaware on February 7, 2002 and, along with its subsidiaries (referred to collectively as the “Group” or “Symphony Group”) is a global provider of product engineering outsourcing services including spend management services.

On August 8, 2012, Tangoe, Inc., a Delaware corporation (the “Buyer”) entered into an Asset Purchase Agreement (“APA”) with the Company, to purchase certain assets and assume certain liabilities representing the Telecom Expense Management Business of Symphony Teleca Services, Inc. (the “TEM Business”) of the Company for $40.2 million in cash and earn out up to $4.0 million, subject to the adjustments set forth in the APA. On the same date, Tangoe India Softek Services Private Limited (a wholly-owned subsidiary of the Buyer) entered into Indian Purchase Agreement (“Indian APA”) with Symphony Services Corporation (India) Private Limited (Symphony Bangalore) to purchase certain assets and assume certain liabilities of the TEM Business in India in accordance with the above APA. Whilst the closing of the APA occurred on August 8, 2012, the closing of the Indian APA is expected to occur no later than December 3, 2012.  The closing for the Indian APA is subject to certain procedural formalities which are expected to be completed in due course.  Until the India APA is closed, Symphony Teleca Services Inc. will invoice Tangoe Inc. for transition services and for cost of employees and assets working for Tangoe Inc. at agreed upon rates.

The TEM Business is a component of the Company’s historical business operations and the Company continues to operate the portion of its business not acquired by Tangoe, Inc. The assets acquired consist of accounts receivable, unbilled revenue, prepaid expenses, other current assets, property and equipment, goodwill, intangible assets and other non-current assets. The liabilities assumed consist of accounts payable, accrued expenses and deferred revenue. The statements of revenues and direct expenses contain direct revenue and expenses of the TEM Business.

Basis of Presentation — The accompanying unaudited interim statements of assets acquired and liabilities assumed and revenues and direct expenses are presented in accordance with the APA. The financial information is not intended to be a complete presentation of the financial position or results of operations of the acquired operations on a stand-alone basis. The statements of cash flow have not been presented since it is not practical to prepare cash flow information relating to the operating, investing and financing activities of the TEM business since they were not operated as a separate entity and information required to prepare the statement of cash flow is not determinable.

The financial information has been prepared for period of six month periods ended June 30, 2012 and 2011. The financial information reflects all adjustments that management considers necessary for fair presentation of the results of operations for these periods. The results of operations for the six month periods are not necessarily indicative for the full year.

The accompanying financial information has been prepared from the books and records maintained by the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The unaudited interim statements of revenues and direct expenses include all revenue and costs applicable to the operations of the TEM Business sold to Tangoe, Inc. for which specific identification was practical. In addition, certain corporate overhead costs incurred by the Group that represent the cost of doing the TEM Business and for which specific identification was not practical, including legal, rent and other administrative costs, were allocated on a proportionate basis with reference to the employee headcount and revenues of the TEM Business as compared to the Group as a whole. The unaudited interim statements of revenues and direct expenses do not

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

include a provision for income taxes as any tax liability and related assets were excluded from the APA. The unaudited interim statement of assets acquired and liabilities assumed includes only the specific assets and liabilities related to the TEM Business that were identified in the APA. The financial information is not intended to be indicative of the financial position or results of operations had the acquired operations been operated as an autonomous company or the way they will perform under Tangoe, Inc’s ownership and management.

Use of Estimates — The preparation of financial information in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial information and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates

Management believes that the estimates and assumptions used in the preparation of the financial information are prudent and reasonable. Significant estimates and assumptions impact various accounts and disclosures including, but not limited to, the allocation of corporate overhead costs, the allowance for doubtful accounts receivable, expenses allocated in related to employee benefit plans, the useful lives of property, equipment, and intangible assets, the valuation of assets and liabilities acquired in a business combination as applicable to the TEM Business, and the valuation of options granted and warrants issued as applicable to costs allocated to the TEM Business. Actual results could differ from those estimates. Appropriate changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates.

Changes in estimates are reflected in the financial information in the period in which changes are made and, if material, their effects are disclosed in the notes to the financial information.

Concentration of Credit Risk — Financial instruments that potentially subject the TEM Business to concentrations of credit risk consist principally of accounts receivable. By their nature, all such financial instruments involve risk including the credit risk of nonperformance by counterparties. In management’s opinion, as of June 30, 2012, there was no significant risk of loss resulting from counterparty non performance with respect to these financial instruments except for amounts already provided for in the financial information. Exposure to credit risk is managed through credit approvals, established credit limits and monitoring procedures. The TEM Business performs credit evaluations of its customers’ financial condition and generally requires no collateral from its customers.

There were no significant related party revenue transactions during six month periods ended June 30, 2012 and 2011 other than those disclosed in Note 6. Two unaffiliated customers accounted for more than 10% each of total revenue during six month periods ended June 30, 2012 and 2011.

At June 30, 2012 and December 31, 2011, two unaffiliated customers accounted for more than 10% each of accounts receivable, net.

Accounts Receivable — Accounts receivable are stated at amounts billed, net of allowances for doubtful accounts. The TEM Business makes judgments as to its ability to collect outstanding receivables and provides allowances for the portion of receivables when collection is deemed to be remote. Management primarily determines the allowance based on the aging of accounts receivable balances and historical write-off and recovery experience. Provisions are made based upon specific review of outstanding invoices.

Fair Value of Financial Instruments —The TEM Business’s financial instruments include accounts receivable, accounts payable and certain other accrued liabilities. The carrying amounts of accounts receivable, accounts payable and other accrued liabilities approximate their fair values due to the short term nature of those investments.

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation. The TEM Business depreciates all property and equipment over the asset’s estimated useful life using the straight-line method. The statements of revenue and direct expenses include depreciation expense associated with assets that were not assumed by the Buyer that was allocated on a proportionate basis with reference to the employee headcount of the TEM Business as compared to the Group as a whole. The estimated useful lives of property and equipment assets are as follows:

Computer equipment and software	3 years
Furniture and office equipment	5 years

Assets under capital lease are amortized over the estimated useful life of the leased asset or the lease term, whichever is shorter.

Software acquired from third party vendors for internal use is in ready-to-use condition upon purchase. Costs for acquiring such software are capitalized and amortized to expense on a straight-line basis over the estimated useful life of the software. Subsequent costs to maintain acquired software are also charged to expense.

Gains and losses arising from retirement or disposal of property and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statements of revenue and direct expenses on the date of retirement and disposal as part of general and administrative expenses.

Costs of additions and substantial improvements to property and equipment are capitalized. The costs of maintenance and repairs of property and equipment are charged to operating expenses.

Leases:

Operating Lease —Leases where the lessor effectively retains substantially all the risks and benefits of ownership of the leased term are classified as operating leases. Operating lease payments are recognized as an expense in the statements of revenue and direct expenses on a straight-line basis over the lease term. Rent expense was allocated to the TEM Business on the basis of headcount of the TEM Business as compared to the total headcount for the leased facility.

Capital Lease —Capital leases, which effectively transfer to the lessee substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the lower of the fair value or present value of the minimum lease payments at the inception of the lease term. Lease payments are apportioned between the finance charges and reduction of the lease liability based on the implicit rate of return. Legal charges and other initial direct costs incurred at or prior to lease commencement are capitalized as part of the leased asset. If there is no reasonable certainty that the Group will obtain the ownership by the end of the lease term, capitalized leased assets are depreciated on a straight-line basis over the shorter of the estimated useful life of the asset and the lease term.

Revenue Recognition — Revenues are shown net of sales tax, value added tax, service tax and applicable discounts and allowances. Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) the service or product has been provided to the customer, (3) the collection of fees is reasonably assured, and (4) the amount of fees to be paid by the customer is fixed or determinable.

Revenue is derived from Telecom Expense Management services, which consist of providing customers with information and analytics of telephone usage through the use of hardware and software solutions to help customers manage, monitor, and minimize indirect spending. In providing these services, the TEM Business may sell or lease the hardware, license the software under time-based or perpetual arrangements, or provide the services under hosted arrangements. Revenue from software licensed under perpetual arrangements is recognized

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

using the residual method under ASC 985-605-15, Software Revenue Recognition, and all related interpretations, when vendor-specific objective evidence (VSOE) of fair value exists for undelivered elements, such as post contract support services (PCS), consulting services, and training, but does not exist for the delivered software. Otherwise, revenue is deferred until the earlier of when (a) VSOE of fair value exists for the remaining undelivered elements, at which point the residual method is applied, or (b) the last element has been delivered, at which point all of the revenue is recognized.

The TEM Business adopted Accounting Standards Update (ASU) 2010-13, Multiple-Deliverable Revenue Arrangements, effective January 1, 2010 on a prospective basis. ASU 2009-13 amended the revenue recognition guidance for arrangements with multiple deliverables that do not contain software and software-related deliverables and that are not accounted for in accordance with ASC 985-605-15. ASU 2009-13 eliminated the requirement to have VSOE or Third Party Evidence (TPE) of fair value for one or more elements to separate the various elements in an arrangement for revenue recognition purposes. Under ASU 2009-13, the arrangement consideration is allocated between the deliverables that have standalone value to the customer based on their relative estimated selling prices.

Revenue from software licensed under time-based arrangements is recognized over the period of the arrangement (ranging from 12 to 36 months) based on the monthly subscription rate and a “per call” support rate. Revenue from hosting arrangements is recognized as the hosting services are provided. Associated implementation fees are recognized ratably over the expected customer relationship period commencing upon the initiation of the hosting service. Revenue from maintenance services sold in connection with hardware and software is recognized ratably over the term of the service period (generally 12 months). When elements such as hardware, software, and services are contained in a single arrangement, or in related arrangements with the same customer, the Group first allocates revenue between the software and software-related elements taken together as a group and the individual non-software related elements based on relative selling prices. The Group then recognizes revenue for the software and software-related elements and the non-software related elements following the applicable recognition policies noted above.

Deferred revenue consists of the unearned portion of maintenance (postcontract customer support) services provided by the TEM Business to customers based on maintenance agreements for the TEM Business’s products and deferred license, subscription and professional services revenue generated from arrangements that are invoiced in accordance with the terms and conditions of the arrangement but do not meet all of the criteria of the Group’s revenue recognition policies, and are, therefore, deferred until all revenue recognition criteria are met.

Reimbursable out-of-pocket expenses are recognized as revenue. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

Cost of Revenue — Cost of revenue consists primarily of expenses associated with personnel related to delivery of Telecom Expense Management services and providing technical support services to customers. These expenses primarily include network and hosting charges to third parties personnel costs, software and equipment costs and facility costs.

Costs that are incurred to acquire a specific contract are deferred only if the costs can be directly associated with a specific contract and if their recoverability from that contract is determined to be probable. Deferred contract costs are amortized on a straight-line basis over the contract period.

Foreign Currency Translation — The financial information is reported in U.S. Dollars (USD). The USD is the functional currency of the TEM Business except that the functional currency of the TEM Business operations conducted out of Symphony Bangalore is the Indian Rupee (INR). The translation of the functional currency of this subsidiary into USD is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using average exchange rates prevailing during the respective periods.

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

Transactions in foreign currencies are translated into the functional currency at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated into the functional currency at the rates of exchange prevailing at the balance sheet date.

Business Combinations, Goodwill and Intangible Assets — Certain intangible assets and goodwill of the Group relate to the TEM Business and were acquired by the Buyer under the terms of the APA and are therefore reflected in the statement of assets acquired and liabilities assumed. The Group adopted ASC 805-10, Business Combinations, on a prospective basis effective January 1, 2010. The Group accounts for its business combinations by applying the acquisition method, which requires that the identifiable tangible and intangible assets acquired and liabilities assumed, and any noncontrolling interest in the acquired business, be measured at their respective acquisition date fair values.

Goodwill represents the cost of the acquired businesses in excess of the fair value of the net assets acquired and liabilities assumed. The cost of an acquired business is determined as the fair value of the consideration paid, including the issuance of equity instruments and, beginning January 1, 2010, contingent consideration, at the acquisition date. Previously, contingent consideration was accounted for in the period the contingency was resolved. The cost of an acquired business excludes acquisition costs, which are expensed as incurred, and restructuring costs, which are expensed after the acquisition date unless a liability for the restructuring existed in the pre-combination financial statements of the business acquired. The cost of an acquired business also excludes post-combination changes in deferred tax asset valuation allowances and acquired income tax uncertainties as these changes impact income tax expense.

Goodwill is not amortized but is tested for impairment at least annually at December 31, or earlier if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit to an amount below its carrying amount or there are other indicators that goodwill might be impaired. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

Intangible assets are carried at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over their estimated useful lives. The estimated useful lives of our intangible assets are as follows:

(In Years)

Customer relationships	3-7
Customer contracts	2-5
Developed technology	3

Intangible assets were fully amortized by December 31, 2011.

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

The following table provides a summary as of June 30, 2012 and December 31, 2011, of the carrying amounts of intangible assets:

	As of June 30, 2012
	Gross	Accumulated	Carrying
	Amount	Amortization	Value

Customer relationships	$2,084	$2,084	—
Customer contracts	1,974	1,974	—
Developed technology	3,431	3,431	—
Total	$7,489	$7,489	—

	As of December 31, 2011
	Gross	Accumulated	Carrying
	Amount	Amortization	Value

Customer relationships	$2,084	$2,084	—
Customer contracts	1,974	1,974	—
Developed technology	3,431	3,431	—
Total	$7,489	$7,489	$

The carrying amount of goodwill as of June 30, 2012 and December 31, 2011 is $ 2,597.  Goodwill of $ 448 as of June 30, 2012 and December 31, 2011 was on account of the acquisition of Telco Research Corporation (Telco) in 2002. Telco was a provider of software and services to help companies better understand and control their telephone usage. The acquisition provided the Company with a foundation of software, recurring service contracts, and an installed base of customers on which to build it telecom spend management services.

The balance of goodwill of $2,149 as of June 30, 2012 and December 31, 2011 was on account of the acquisition of Stonehouse Technologies Inc.(STI) in 2004. STI was in the business of developing an integrated online software system that automates network management, administration and resources; and billing systems for the private and the public market.

Impairment of Long-Lived Assets — The Management reviews its long-lived assets, including identifiable intangible assets with finite lives, for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable. Such circumstances include, though are not limited to, significant or sustained declines in revenues or earnings and material adverse changes in the economic climate. For assets that the TEM Business intends to hold for use, if the total of the expected future undiscounted cash flows produced by the assets or asset group is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value and carrying value of the assets. For assets the TEM Business intends to dispose of by sale, a loss is recognized for the amount by which the estimated fair value less cost to sell is less than the carrying value of the assets. Fair value is determined based on quoted market prices, if available, or other valuation techniques including discounted future net cash flows.

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

Commitments and Contingencies — Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the obligation can be reasonably estimated.

Stock-Based Compensation — The Buyer has not assumed outstanding stock-based compensation awards held by TEM employees, however the associated expenses are presented in the statements of revenue and direct expenses. The Group accounts for employee stock-based compensation awards as an expense in the statements of revenue and direct expenses in accordance with ASC 718-10, Stock Compensation, which requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Group recognizes stock-based compensation expense over the requisite service period of the individual grants, which generally is equal to the vesting period.

The Group estimates the fair value of equity awards granted using the Black-Scholes option-pricing formula and a single option award approach. The expected term of awards granted represents the period that the awards are expected to be outstanding, computed using the simplified method.  Employee awards vest annually over two to four years with some awards also requiring performance conditions to be met for vesting to occur. Management establishes volatility for option grants by evaluating the average historical volatility of its peer group for the period immediately preceding the option grant for a term that is approximately equal to the option’s expected term. Management believes historical volatility to be the best estimate of future volatility. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term as the expected term of the award. The Group has not issued dividends to date and does not anticipate issuing dividends so the dividend yield assumption is zero.

Stock compensation expense related to employees of the TEM Business was specifically identified for presentation in the statements of revenue and direct expenses. Stock compensation expense related to employees in overhead functions was allocated for presentation in the statements of revenue and direct expenses based on the revenues of the TEM Business as compared to the Group as a whole.

Employee Benefit Plans:

The Buyer has not assumed any obligations associated with employee benefit plans and compensated absences provided to TEM Business employees; however the associated expenses are presented in the statements of revenue and direct expenses.

Gratuity — The Group’s subsidiaries in India have an obligation toward a defined benefit retirement plan covering eligible employees. The plan provides for a lump-sum payment to vested employees at retirement, death while in employment, or on termination of employment in an amount equivalent to 15 days salary payable for each completed year of service. Vesting occurs upon completion of five years of service. These benefits are unfunded. The Group accounts for the liability for future gratuity benefits based on an independent actuarial valuation performed annually. The cost of providing benefits under the defined benefit plan is determined using the projected unit credit method. Actuarial gains or losses are recognized as income or expense over the expected working lives of the employees when the net cumulative unrecognized actuarial gains or losses exceed 10% of the defined benefit obligation. The Gratuity Plan is not being taken over by the Buyer and accordingly liabilities assumed do not include employee benefit plan liabilities.  Total gratuity cost has been allocated to the TEM business on the basis of employee headcount of the TEM Business as compared to the employee headcount of the Company’s subsidiary in India.

Provident Fund — In accordance with Indian law, all employees of the Group’s India operations are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employees and the Group make monthly contributions to the plan at a predetermined rate (presently 12%) of the employees’ base salary. These contributions are made to the fund administered and managed by the Government of India (“GoI”). In addition, some employees of the Group’s India operations are covered under the employees’ state insurance

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

plans which are also defined contribution plans recognized by the Indian Revenue Authorities and are administered through the GoI. The Group’s contributions to these plans are expensed as incurred. The Group has no further obligations under these plans beyond its monthly contributions.

Compensated Absences — The employees of the Group in India are entitled to compensated absences based on their accrued leave hours and last drawn salary. The Group records the cost of compensated absences in the period the leave hours are accrued. The cost of compensated absences was allocated to the TEM Business based on specific identification.

2.                      ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE

The activity in the allowance for doubtful accounts receivable was as follows for the six month period ended June 30, 2012 and the year ended December 31, 2011 :

	For the six month period ended	For the year ended
	June 30, 2012	December 31, 2011

Balance — at the beginning	$413	$297
Additional provision during the period	78	116
Balance — at the end	$491	$413

3.                      PROPERTY AND EQUIPMENT, NET

Property and equipment at June 30, 2012 and December 31, 2011, consist of the following:

	As of	As of
	June 30, 2012	December 31, 2011
Computer equipment and software	$2,136	$2,007
Furniture and office equipment	104	26
	2,240	2,033
Accumulated depreciation	(1,533)	(1,240)
Property and equipment, net	$707	$793

At June 30, 2012 and December 31, 2011, property and equipment under capital leases approximated $532 and $532, respectively, with accumulated amortization of $ 408 and $ 284, respectively. Depreciation of property and equipment under capital lease is included in depreciation expense in the unaudited statements of revenues and direct expenses and totaled $137 and $137 for the six month periods ended June 30, 2012 and 2011, respectively.

4.                     OTHER ASSETS

Other assets (current and non-current) as of June 30, 2012 and December 31, 2011 comprises deferred cost in respect of customer contract acquisitions.

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

5.                      COMMITMENTS AND CONTINGENCIES

Capital Lease Obligations — The Group entered into various capital lease agreements to finance computer equipment, which were employed in the conduct of the TEM Business. Assets acquired under capital lease agreements are included in property and equipment and are pledged as collateral under these agreements till the amounts are repaid. The obligations under the capital lease were prepaid prior to closing of the transaction and therefore the associated liability is not reflected in the statement of assets acquired and liabilities assumed.  The related costs of the capital lease have been allocated to the TEM Business for presentation in the statements of revenues and direct expenses.

Operating lease obligation — The Group has entered into non-cancelable operating leases for facilities in the United States and India. Out of these, the Buyer is assuming a non-cancelable operating lease for a facility in Dallas, Texas expiring in July 2013. This non-cancelable operating lease contains a renewal option for another three or five years and rent escalation at 3% per year. Future minimum payments under this non cancelable operating lease for the next five years are as follows:

Year ending June 30

2013	$128
2014	150

Total minimum payments	$278

The TEM Business’s rental expense under operating leases was $ 333  and $ 247  for the six month periods ended June 30, 2012 and 2011, respectively. This includes rental expense of $ 131 and $ 120 related to Symphony Bangalore and the Company’s corporate office associated with operating leases that were not assumed by the Buyer, which were allocated on a proportionate basis with reference to the employee headcount of the TEM Business compared to the headcount of the respective facility.

Contingencies —From time to time, the Group may be subject to claims that arise in the normal course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, the ultimate disposition of these claims will not have a material adverse effect on the Group’s financial position, cash flows, or results of operations. The Buyer is not assuming any liabilities with respect to any pre-closing litigation.

6.                      RELATED PARTY TRANSACTION

The TEM Business has entered into transactions with its affiliate. The following is a summary of significant transactions with related party by the TEM Business:

	For the six month	For the six month
	period ended	period ended
	June 30, 2012	June 30, 2011
Revenue — enterprise over which the principal owners have significant influence:
MSC Software Corporation	39	45
Total	$39	$45

TELECOM EXPENSE MANAGEMENT BUSINESS OF SYMPHONY TELECA SERVICES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

(IN THOUSANDS)

	As of	As of
	June 30, 2012	December 31, 2011

Accounts receivable — enterprise over which the principal owners have significant influence:
MSC Software Corporation	3	43
Total	$3	$43

7.                      EMPLOYEE BENEFIT PLANS

The Buyer has not assumed any obligations associated with employee benefit plans provided to TEM Business employees; however the associated expenses are presented in the statements of revenue and direct expenses.

401(k) Savings Plan — In 2004, the Group established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis. Group contributions to the plan may be made at the discretion of the Board of Directors. To date, no contributions have been made to the plan by the Group.

Provident Fund Benefits — Eligible employees also receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the Group make monthly contributions to this provident fund plan equal to a specified percentage of the covered employee’s salary. The Group has no further obligations under the provident fund plan beyond its monthly contributions. The Group contributed $38 and $39  to the provident fund plan during the six month periods ended June 30, 2012 and 2011, respectively. Expenses associated with the provident fund plan have been included in statements of revenue and direct expenses on specific identification basis.

8.                      SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through October 23, 2012 which is the date these financial information were available to be issued.